UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2018

Nutrisystem, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-28551	23-3012204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fort Washington Executive Center, 600 Office Center Drive, Fort Washington, Pennsylvania		19034
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (215) 706-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On October 23, 2018, Nutrisystem, Inc. (the “Company”) entered into a Cooperation Agreement (the “Agreement”) with Legion Partners Asset Management, LLC and certain of its affiliates (collectively, “Legion”).

Pursuant to the Agreement, and concurrently with the execution of the Agreement, the Company increased the size of the Company’s board of directors (the “Board”) by adding two seats and appointed Patricia Han and Benjamin Kirshner (collectively, the “New Directors”) to the Board. Additionally, the Company agreed to, among other things, nominate the New Directors for re-election at the 2019 annual meeting of stockholders (the “2019 Annual Meeting”) alongside the other continuing members of the Board.

With respect to the 2019 Annual Meeting and any other meeting of the Company’s stockholders held prior to the termination of the Agreement, Legion agreed to, among other things, vote in favor of the Company’s director nominees and, subject to certain exceptions, vote in accordance with the Board’s recommendation on all other proposals.

Legion also agreed to certain customary standstill provisions prohibiting it from, among other things, (i) making certain public announcements, (ii) soliciting proxies, (iii) acquiring, in the aggregate, beneficial ownership of more than 9.9% of the outstanding shares of common stock of the Company, (iv) taking public actions to change or influence the Board, Company management or the direction of certain Company matters, and (v) exercising certain stockholder rights.

The Agreement will terminate on the tenth business day prior to the stockholder nomination deadline for the Company’s 2020 annual meeting of stockholders.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement and after completing a comprehensive search, on October 23, 2018, the Company appointed the New Directors to the Board, effective immediately. The Board has determined that each of the New Directors is an independent director as defined in the listing standards of The Nasdaq Stock Market LLC and the applicable rules of the Securities and Exchange Commission. The New Directors will receive the Company’s standard compensation for non-employee directors, as described in the Company’s proxy statement for its 2018 annual meeting of stockholders, which was filed on March 26, 2018.

Other than as described in Item 1.01 above and this Item 5.02, there are no arrangements or understandings between either of the New Directors and any other person pursuant to which they were selected as directors. Neither of the New Directors is party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01	Regulation FD Disclosure.

On October 23, 2018, the Company issued a press release announcing the appointment of the New Directors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit Number	Description
10.1	Cooperation Agreement, dated October 23, 2018, by and among Nutrisystem, Inc., Legion Partners Asset Management, LLC and the other parties named therein.
99.1	Press release, dated October 23, 2018, announcing the appointment of the new directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nutrisystem, Inc.

Date: October 25, 2018	By:	/s/ Michael P. Monahan
Name: Michael P. Monahan
Title: Chief Financial Officer